UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2017

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-201017	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, PA		17110
(Address of principal executive offices)		(Zip Code)

(717) 957-2196

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 3.02	Unregistered Sales of Equity Securities.

On January 20, 2017, Riverview Financial Corporation (the “Company”), the holding company for Riverview Bank, completed the sale of 269,885 shares of its no par value common stock (the “Common Shares”), at a purchase price of $10.50 per share, and 1,348,809 shares of a new series of convertible perpetual non-voting preferred stock, Series A (the “Preferred Shares”), at a purchase price of $10.50 per share (the “Offering”). The gross proceeds of the Offering were $17.0 million. Placement agent fees for the Offering were $837 thousand.

The Preferred Shares will be convertible into Common Stock and a new class of non-voting common stock, no par value, subject to approval of such non-voting common stock by the Company’s shareholders (together with the Common Shares and the Preferred Shares, the “Shares”). Each share of Series A preferred stock will automatically convert into one share of non-voting common stock effective as of the close of business on the date that the Company obtains shareholder approval for and files an amendment to the Articles of Incorporation to authorize a class of non-voting common stock. Unless the shares of Series A preferred stock have previously been converted into shares of non-voting common stock as described above, each share of Series A preferred stock will automatically convert into one share of voting common stock upon a “Permissible Transfer” of such shares of Series A preferred stock to a non-affiliate of such holder or may be converted into one share of voting common stock at any time, provided that, upon such conversion, the holder and its affiliates will not own more than 4.9% of the Company’s voting securities, or such greater amount as shall have been indicated to be non-objectionable to bank regulatory authorities. A “Permissible Transfer” is a transfer by the holder of Series A preferred stock (i) to the Company; (ii) in a widely distributed public offering of voting common stock or Series A preferred stock; (iii) that is part of an offering that is not a widely distributed public offering of voting common stock or Series A preferred stock but is one in which no one transferee acquires the rights to receive 2% or more of any class of voting securities; (iv) that is part of a transfer of voting common stock or Series A preferred stock to an underwriter for the purpose of conducting a widely distributed public offering; (v) to a transferee that controls more than 50% of the voting securities of the Company without giving effect to such transfer; or (vi) that is part of a transaction approved by the Board of Governors of the Federal Reserve System.

The Shares were offered and sold by the Company solely to accredited investors and qualified institutional buyers in a private placement in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) under such Act and Rule 506 of Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.2	Press Release, dated January 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: January 20, 2017	/s/ Kirk D. Fox
Kirk D. Fox
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.2	Press Release, dated January 20, 2017.